 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-234011
P R O S P E C T U S  S U P P L E M E N T
(To Prospectus dated October 18, 2019)
Höegh LNG Partners LP
Up to $120,000,000 Maximum Aggregate Offering Price of
Common Units Representing Limited Partner Interests
and
8.75% Series A Cumulative Redeemable Preferred Units
(Liquidation Preference $25 per Unit)
We have entered into a sales agreement with B. Riley FBR, Inc., as our sales agent (the “Agent”), relating to common units representing limited partner interests in Höegh LNG Partners LP (the “common units”) and 8.75% Series A Cumulative Redeemable Preferred Units (liquidation preference $25 per unit), representing limited partner interests in Höegh LNG Partners LP (the “Series A Preferred Units,” and, together with the common units, the “Offered Units”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may, through the Agent, offer and sell from time to time Offered Units having an aggregate offering price of up to $120.0 million.
Our common units are traded on the New York Stock Exchange (“NYSE”) under the symbol “HMLP.” The last reported sale price of our common units on the NYSE on October 17, 2019 was $16.15 per common unit. Our Series A Preferred Units are traded on the NYSE under the symbol “HMLP PRA”. The last reported sale price of our Series A Preferred Units on the NYSE on October 17, 2019 was $27.32 per unit.
Sales of our Offered Units, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The Agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us.
The Agent will receive from us a commission equal to a percentage, not to exceed 2.0%, of the gross sales price per Offered Unit sold in agency transactions under the sales agreement. In connection with the sale of the Offered Units on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts.
Investing in our Offered Units involves risks. You should carefully consider the risk factors described under “Risk Factors” beginning on page S-9 of this prospectus supplement and page 8 of the accompanying prospectus before you make an investment in our Offered Units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR
The date of this Prospectus Supplement is October 18, 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we refer to both parts combined. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus and any “free writing prospectus” we may authorize to be delivered to you contain and incorporate by reference information that you should consider when making your investment decision. Neither we nor the Agent have authorized anyone to provide you with additional, different or inconsistent information. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. You should not assume that the information contained in this prospectus or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.
We are offering to sell the Offered Units, and are seeking offers to buy the Offered Units, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Offered Units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Offered Units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless otherwise indicated, references in this prospectus to “Höegh LNG Partners,” “the Partnership,” “we,” “us” and “our” and similar terms refer to Höegh LNG Partners LP and/or one or more of its subsidiaries.
Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with generally accepted accounting principles in the United States (or U.S. GAAP).
You should read carefully this prospectus, any related free writing prospectus, and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
S-i

Prospectus Supplement
Prospectus
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in such registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. In addition, we file annual and other reports with, and furnish information to, the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can also obtain information about us at the offices of the NYSE at 11 Wall Street, New York, New York 10005, or on our website at www.hoeghlngpartners.com. Our website will make our annual reports on Form 20-F and our periodic reports filed with the SEC available, free of charge, through our website as soon as reasonably practicable after those reports are electronically filed with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.
As a foreign private issuer, we are exempt under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year on Form 6-K.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC and incorporated into this prospectus, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2018 filed on April 10, 2019 (our “2018 Annual Report”);

•
our report on Form 6-K for the quarter ended March 31, 2019 filed on May 29, 2019 and our report on Form 6-K for the quarter ended June 30, 2019 filed on August 22, 2019;

•
our reports on Form 6-K filed on May 8, 2019, June 4, 2019, August 30, 2019 and October 18, 2019;

•
all subsequent reports on Form 20-F and all reports on Form 6-K furnished prior to the termination of this offering that we expressly identify in such reports as being incorporated by reference into the registration statement of which this prospectus is a part;

•
the description of our common units contained in our registration statement on Form 8-A/A filed on November 14, 2017, including any subsequent amendments or reports filed for the purpose of updating such description;

•
the description of our Series A Preferred Units contained in our registration statement on Form 8-A filed on October 5, 2017, including any subsequent amendments or reports filed for the purpose of updating such description; and

•
all of our subsequent registration statements on Forms 8-A or 8-A/A filed prior to the termination of this offering.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC on its website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.hoeghlngpartners.com. You may also make requests for such documents at no cost by writing or calling us at the following address:
Höegh LNG Partners LP
c/o Höegh LNG AS
Drammensveien 134
PO Box 4 Skoyen NO-0212
Oslo, Norway
+47 9755 7400

FORWARD-LOOKING STATEMENTS
All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any free writing prospectus are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, expectations regarding our distribution levels and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.
Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements with respect to, among other things:
•
market conditions and trends for floating storage and regasification units (“FSRUs”) and liquefied natural gas (“LNG”) carriers, including hire rates, vessel valuations, technological advancements, market preferences and factors affecting supply and demand of LNG, LNG carriers, and FSRUs;

•
our distribution policy and ability to make cash distributions on our units or any increases in the quarterly distributions on our common units;

•
restrictions in our debt agreements and pursuant to local laws on our joint ventures’ and our subsidiaries’ ability to make distributions;

•
our ability to settle or resolve the boil-off claim for our joint ventures, including the estimated amount thereof;

•
the ability of Höegh LNG Holdings Ltd. (“Höegh LNG”) to meet its financial obligations to us, including its guarantee, option and indemnification obligations, including in relation to the boil-off claim;

•
our ability to compete successfully for future chartering opportunities;

•
demand in the FSRU sector or the LNG shipping sector, including demand for our vessels;

•
our ability to purchase additional vessels from Höegh LNG in the future;

•
our ability to integrate and realize the anticipated benefits from acquisitions;

•
our anticipated growth strategies, including the acquisition of vessels;

•
our anticipated receipt of dividends and repayment of indebtedness from subsidiaries and joint ventures;

•
effects of volatility in global prices for crude oil and natural gas;

•
the effect of the worldwide economic environment;

•
turmoil in the global financial markets;

•
fluctuations in currencies and interest rates;

•
general market conditions, including fluctuations in hire rates and vessel values;

•
changes in our operating expenses, including drydocking, on water class surveys, insurance costs and bunker costs;

•
our ability to comply with financing agreements and the expected effect of restrictions and covenants in such agreements;

•
the financial condition, liquidity and creditworthiness of our existing or future customers and their ability to satisfy their obligations under our contracts;

•
our ability to replace existing borrowings, make additional borrowings and to access public equity and debt capital markets;

•
planned capital expenditures and availability of capital resources to fund capital expenditures;

•
the exercise of purchase options by our customers;

•
our ability to perform under our contracts and maintain long-term relationships with our customers;

•
our ability to leverage Höegh LNG’s relationships and reputation in the shipping industry;

•
our continued ability to enter into long-term, fixed-rate charters and the hire rate thereof;

•
the operating performance of our vessels and any related claims by Total S.A. or other customers;

•
our ability to maximize the use of our vessels, including the redeployment or disposition of vessels no longer under long-term charters;

•
our ability to compete successfully for future chartering and newbuilding opportunities;

•
timely acceptance of our vessels by their charterers;

•
termination dates and extensions of charters;

•
the cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•
economic substance laws and regulations adopted or considered by various jurisdictions of formation or incorporation of us and certain of our subsidiaries;

•
availability and cost of skilled labor, vessel crews and management;

•
the number of offhire days and drydocking requirements, including our ability to complete scheduled drydocking on time and within budget;

•
our incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under our ship management agreements, the technical information and services agreement and the administrative services agreements;

•
the anticipated taxation of the Partnership, its subsidiaries and affiliates and distributions to its unitholders;

•
estimated future maintenance and replacement capital expenditures;

•
our ability to retain key employees;

•
customers’ increasing emphasis on environmental and safety concerns;

•
potential liability from any pending or future litigation;

•
risks inherent in the operation of our vessels, including potential disruption due to accidents, political events, piracy or acts by terrorists;

•
future sales of our common units, Series A preferred units and other securities in the public market;

•
our business strategy and other plans and objectives for future operations;

•
our ability to maintain effective internal control over financial reporting and effective disclosure controls and procedures; and

•
other factors listed from time to time in the reports and other documents that we file with the SEC.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” set forth in this prospectus and those risks discussed in other reports we file with the SEC and that are incorporated into this prospectus by reference, including, without limitation, our 2018 Annual Report and subsequent quarterly reports on Form 6-K. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. We make no prediction or statement about the performance of our Offered Units or other securities.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference herein and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.
References in this prospectus to “Höegh LNG Partners,” “we,” “our,” “us” and “the Partnership” or similar terms refer to Höegh LNG Partners LP or any one or more of its subsidiaries, or to all such entities unless the context otherwise indicates. References in this prospectus to “Höegh LNG” refer, depending on the context, to Höegh LNG Holdings Ltd. and to any one or more of its direct and indirect subsidiaries, other than us. Unless the context requires otherwise, references in this prospectus to our or the “joint ventures” refer to SRV Joint Gas Ltd. and/or SRV Joint Gas Two Ltd, the joint ventures that own two of the vessels in our fleet (the Neptune and the Cape Ann, respectively). References in this prospectus to “our general partner” refer to Höegh LNG GP LLC, the general partner of Höegh LNG Partners. References in this prospectus to “our operating company” refer to Höegh LNG Partners Operating LLC, a wholly owned subsidiary of the Partnership. References in this prospectus to “Höegh Lampung” refer to Hoegh LNG Lampung Pte Ltd., a wholly owned subsidiary of our operating company. References in this prospectus to “PT Hoegh” refer to PT Hoegh LNG Lampung, the owner of the PGN FSRU Lampung. References in this prospectus to “Höegh FSRU III” refer to Hoegh LNG FSRU III Ltd., a wholly owned subsidiary of our operating company. References in this prospectus to “Höegh Cyprus” refer to Hoegh LNG Cyprus Limited including its wholly owned branch, Hoegh LNG Cyprus Limited Egypt Branch (“Egypt Branch”), a wholly owned subsidiary of our operating company and the owner of the Höegh Gallant. References in this prospectus to “Höegh Colombia Holding” refer to Höegh LNG Colombia Holding Ltd., a wholly owned subsidiary of our operating company. References in this prospectus to “Höegh FSRU IV” refer to Höegh LNG FSRU IV Ltd., a wholly owned subsidiary of Höegh Colombia Holding and the owner of the Höegh Grace. References in this prospectus to “Höegh Colombia” refer to Höegh LNG Colombia S.A.S., a wholly owned subsidiary of Höegh Colombia Holding. References in this prospectus to “Global LNG Supply” refer to Global LNG Supply S.A.S., a subsidiary of Total S.A. (“Total”). References in this prospectus to “PGN LNG” refer to PT PGN LNG Indonesia, a subsidiary of PT Perusahaan Gas Negara (Persero) Tbk (“PGN”), a subsidiary of PT Pertamina. References in this prospectus to “SPEC” refer to Sociedad Portuaria El Cayao S.A. E.S.P. References in this prospectus to “EgyptCo” refer to Höegh LNG Egypt LLC, a wholly owned subsidiary of Höegh LNG.
Overview
We are a growth-oriented limited partnership formed to own, operate and acquire FSRUs and other LNG infrastructure assets that are operating under long-term charters, which we define as charters of five years or more. We intend to leverage the relationships, expertise and reputation of Höegh LNG Holdings Ltd. (Oslo Bars symbol: HLNG), a leading floating LNG service provider, to pursue potential growth opportunities and to attract and retain high-quality, creditworthy customers. In addition to owning our general partner, which owns a non-economic general partner interest in us, Höegh LNG owns all of our incentive distribution rights and 45.9% of our common units.
Our current fleet consists of five modem FSRUs operating under long-term charters with stable cash flows. Our fleet consists of interests in the following vessels with an average remaining contract duration of 9.7 years as of September 30, 2019, excluding the exercise of any options:
•
a 50% interest in the Neptune, an FSRU built in 2009 that is currently operating under a time charter with Global LNG Supply, a subsidiary of Total, a French publicly listed company that produces and markets fuels, natural gas and low carbon electricity, that expires in 2029, with an option to extend for up to two additional periods of five years each;

•
a 50% interest in the Cape Ann, an FSRU built in 2010 that is currently operating under a time charter with Global LNG Supply that expires in 2030, with an option to extend for up to two additional periods of five years each;

•
a 100% economic interest in the PGN FSRU Lampung, an FSRU built in 2014 that is currently operating under a time charter with PGN LNG, a subsidiary of an Indonesian publicly listed, government-controlled, oil and gas production, natural gas transportation and distribution company. The time charter expires in 2034, with an option for the charterer to extend for up to one additional period of ten years or for two additional periods of five years each;

•
a 100% interest in the Höegh Gallant, an FSRU built in 2014 that is currently operating under a time charter with EgyptCo that expires in 2020. In addition, we have an option agreement pursuant to which we have the right to cause Höegh LNG to charter the Höegh Gallant from the expiration or termination of the EgyptCo charter until July 2025 at a rate equal to 90% of the current charter hire rate; and

•
a 100% interest in the Höegh Grace, an FSRU built in 2016 that is currently operating under a time charter with SPEC. The non-cancellable charter period is 10 years. The initial term of the charter is 20 years. However, each party has an unconditional option to cancel the charter after 10 and 15 years without penalty. However, if SPEC waives its right to terminate in year 10 within a certain deadline, we will not be able to exercise our right to terminate in year 10.

Our Relationship with Höegh LNG Holdings Ltd.
We believe that one of our principal strengths is our relationship with Höegh LNG. With a track record dating back to the delivery of the world’s first Moss-type LNG carrier in 1973, we believe that Höegh LNG is one of the most experienced operators of LNG carriers and one of only five operators of FSRUs in the world and has the largest FSRU fleet in operation and under construction. Our affiliation with Höegh LNG gives us access to Höegh LNG’s long-standing relationships with leading oil and gas companies, utility companies, shipbuilders, financing sources and suppliers, which we believe will allow us to compete more effectively when seeking additional long-term charters for FSRUs and other LNG infrastructure assets. In addition, we believe Höegh LNG’s more than 40-year track record of providing LNG services and its technical, commercial and managerial expertise will enable us to continue to maintain the high utilization of our fleet to preserve our stable cash flows.
Recent Developments
In August 2019, all of our subordinated units converted into common units on a one-for-one basis pursuant to the terms of our Partnership Agreement.
Principal Executive Offices
Our registered and principal executive offices are located at Wessex House, 5th Floor, 45 Reid Street, Hamilton, Bermuda, and our phone number is +441 295 6815. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website at www.hoeghIngpartners.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Please read “Where You Can Find More Information” for an explanation of our reporting requirements as a foreign private issuer.

The Offering
Issuer
Höegh LNG Partners LP
Units offered by us
Common units and Series A Preferred Units having an aggregate offering price of up to $120,000,000.
Manner of offering
“At-the-market offering” that may be made from time to time through the Agent pursuant to the terms of the sales agreement. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from the sales of the Offered Units, if any, after deducting the Agent’s commission and our offering expenses, for general partnership purposes, which may include, among other things, the repayment of indebtedness or the funding of acquisitions or other capital expenditures.
Exchange listings
Our common units are listed on the NYSE under the symbol “HMLP.” Our Series A Preferred Units are listed on the NYSE under the symbol “HMLP PRA.”
U.S. federal income tax considerations
We have elected to be taxed as a corporation for U.S. federal income tax purposes. Consequently, all or a portion of the distributions you receive from us will constitute dividends. If you are an individual citizen or resident of the United States or a U.S. estate or trust and meet certain holding period and other requirements, such dividends would be expected to be treated as “qualified dividend income” that is taxable at preferential capital gain tax rates. In addition, there are other tax matters you should consider before investing, including our tax status as a non-U.S. issuer. Please read “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the accompanying prospectus and “Risk Factors” herein.
Risk factors
Investing in our Offered Units involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described or referred to under “Risk factors” beginning on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our Offered Units.

RISK FACTORS
Before investing in our Offered Units, you should carefully consider all of the information included in or incorporated by reference into this prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partnership interests are inherently different from the capital stock of a corporation. When evaluating an investment in our Offered Units, you should carefully consider the discussion of the risk factors in our 2018 Annual Report and in our Report on Form 6-K for the quarter ended June 30, 2019 incorporated by reference into this prospectus and any subsequent reports on Form 20-F or Form 6-K incorporated by reference herein. If any of these risks were to occur, our business, financial condition or operating results could be materially adversely affected. In that case, our ability to pay distributions on our Offered Units may be reduced, the trading price of our Offered Units could decline and you could lose all or part of your investment.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of Offered Units, if any, after deducting the Agent’s commission and our offering expenses, for general partnership purposes, which may include, among other things, the repayment of indebtedness or the funding of acquisitions or other capital expenditures.

CAPITALIZATION
The following table shows our historical cash and capitalization as of June 30, 2019. This table is derived from our consolidated financial statements, including accompanying notes, incorporated by reference in this prospectus. You should read this table in conjunction with the section entitled “Operating and Financial Review and Prospects” and our consolidated financial statements and the related notes thereto in our 2018 Annual Report and our Form 6-K for the six months ended June 30, 2019, each of which is incorporated by reference herein.
As of June 30, 2019
(In thousands)
Cash and cash equivalents	$27,137
Restricted cash(1)	20,898
Total cash and cash equivalents and restricted cash	$48,035
Debt:
Revolving credit and amounts due to owners and affiliates	$46,483
Current portion of long-term debt	44,660
Long-term debt, excluding current portion	385,085
Total debt(2)	$476,228
Equity:
Partners’ capital, excluding other comprehensive income (loss)	$511,999
Accumulated other comprehensive income (loss)	(18,388)
Total equity	$493,611
Total capitalization	$969,839

(1)
Consists of short-term and long-term portions, amounting to $8.01 million and $12.89 million, respectively.

(2)
Because we account for our joint ventures that own the Neptune and the Cape Ann under the equity method, the table does not reflect our 50% portion of the indebtedness of the two joint ventures. As of June 30, 2019, on a combined 100% basis, the joint ventures had $416.73 million in long-term bank debt and $8.07 million in subordinated debt and amounts due to the joint venture owners and affiliates.

DESCRIPTION OF SERIES A PREFERRED UNITS
The following description of the Series A Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our second amended and restated partnership agreement (the “Partnership Agreement”), which has been filed on a Form 6-K and is incorporated by reference into this prospectus, Please read our registration statement on Form 8-A filed on October 5, 2017 for additional information regarding the Series A Preferred Units, including any subsequent amendments or reports filed for the purpose of updating such information.
General
As of the date of this prospectus, there are 6,399,699 Series A Preferred Units issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Units, authorize and issue additional Series A Preferred Units and common units and other classes or series of limited partner interests or other equity securities that are not expressly made senior to or on parity with the Series A Preferred Units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up (“Junior Securities”) and, subject to the limitations described under “— Voting Rights,” Senior Securities and Parity Securities (as defined below).
The holders of our common units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our Board of Directors (the “Board”). Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders any class or series of limited partner interests (including the Series A Preferred Units) having preferential rights to receive distributions of our assets.
The Series A Preferred Units entitle the holders thereof to receive cumulative cash distributions when, as and if declared by our Board out of legally available funds for such purpose. When issued and paid for, the Series A Preferred Units are fully paid and nonassessable. Each Series A Preferred Unit has a fixed liquidation preference of  $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared, Please read “— Liquidation Rights.” The Series A Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Units rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.
All the Series A Preferred Units are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series A Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. Please read “— Book-Entry System.” The Series A Preferred Units are not convertible into common units or other of our securities and do not have exchange rights and are not entitled or subject to any preemptive or similar rights. The Series A Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Units will be subject to redemption, in whole or in part, at our option commencing on October 5, 2022. Please read “— Redemption.” We have appointed Computershare Trust Company, N.A. (“Computershare”) as the paying agent and the registrar and transfer agent for the Series A Preferred Units. The address of Computershare is 480 Washington Boulevard, Jersey City, NJ 07310.
Ranking
The Series A Preferred Units, with respect to anticipated quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:
•
senior to the Junior Securities (including our common units);

•
on a parity with any class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units that is not expressly subordinated or senior to the Series A Preferred Units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”);

•
junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us; and

•
junior to any class or series of limited partner interests or other equity securities expressly made senior to the Series A Preferred Units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Senior Securities”).

Under the Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Units. Our Board has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our Board will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “— Voting Rights.”
Liquidation Rights
The holders of outstanding Series A Preferred Units will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of  $25.00 per unit in cash plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common units or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series A Preferred Units and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Preferred Units and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preferred Units and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common units and any other Junior Securities then outstanding according to their respective rights.
Voting Rights
The Series A Preferred Units will have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly distributions, whether consecutive or not, payable on the Series A Preferred Units are in arrears (or Trigger Event), the holders of the Series A Preferred Units will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, to replace one of the members of our Board appointed by our general partner with a person nominated by such holders (unless the holders of Series A Preferred Units and Parity Securities upon which like voting rights have been conferred, voting as a class, have previously elected a member of our Board, and such director continues then to serve on the Board). Distributions payable on the Series A Preferred Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent Distribution Payment Date (as defined below) have not been paid on all outstanding Series A Preferred Units. The right of such holders of Series A Preferred Units to elect a member of our Board will continue until such time as all distributions accumulated and in arrears on the Series A Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly distributions as described above. Upon any termination of the right of the holders of the Series A Preferred Units and any other Parity Securities to vote as a class for such director, the term of office of such director then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series A Preferred Units and any other Parity Securities shall be entitled to one vote on any matter before our Board.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the existing terms of the Series A Preferred Units.
In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:
•
issue any Parity Securities or Senior Securities if the cumulative dividends payable on outstanding Series A Preferred Units are in arrears; or

•
create or issue any Senior Securities.

On any matter described above in which the holders of the Series A Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per unit. The Series A Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote.
Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.
Distributions
Distribution Rate
Distributions on Series A Preferred Units are cumulative, commencing on October 5, 2017 (the “Series A Original Issue Date”) in the case of the 4,600,000 Series A Preferred Units outstanding as of such date (or, for any subsequently issued and newly outstanding Series A Preferred Units, from the Distribution Payment Date immediately preceding the issuance date of such units), and payable on each Distribution Payment Date, when, as and if declared by our Board or any authorized committee thereof out of legally available funds for such purpose. Distributions on the Series A Preferred Units accrue at a rate of 8.75% per annum per $25.00 stated liquidation preference per Series A Preferred Unit.
Distribution Payment Dates
The “Distribution Payment Dates” for the Series A Preferred Units will be each February 15, May 15, August 15 and November 15. Distributions will accumulate in each distribution period from and including the preceding Distribution Payment Date or the Series A Original Issue Date, as the case may be, to but excluding the applicable Distribution Payment Date for such distribution period, and distributions will accrue on accumulated distributions at the rate of 8.75% per annum. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series A Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.
Payment of Distributions
Not later than the close of business, New York City time, on each Distribution Payment Date, we will pay those distributions, if any, on the Series A Preferred Units that have been declared by our Board to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date (the “Record Date”). The applicable Record Date will be the fifth Business Day immediately preceding the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the Record Date with respect to a Distribution Payment Date will be such date as may be designated by our Board in accordance with our Partnership Agreement, as amended.

So long as the Series A Preferred Units are held of record by the nominee of the Securities Depository, declared distributions will be paid to the Securities Depository in same-day funds on each Distribution Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred-Units in accordance with the instructions of such beneficial owners.
No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units and any Parity Securities through the most recent respective Distribution Payment Dates. Accumulated distributions in arrears for any past distribution period may be declared by our Board and paid on any date fixed by our Board, whether or not a Distribution Payment Date, to holders of the Series A Preferred Units on the Record Date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series A Preferred Units and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series A Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “— Distributions — Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units.
Redemption
Optional Redemption
Commencing on October 5, 2022, we may redeem, at our option, in whole or in part, the Series A Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.
Redemption Procedures
We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series A Preferred Units to be redeemed and, if less than all outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (3) the redemption price, (4) the place where the Series A Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series A Preferred Units are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series A Preferred Units to be redeemed, and the Securities Depository will determine the number of Series A Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Units for its own account). A participant may determine to redeem Series A Preferred Units from some beneficial owners (including the participant itself) without redeeming Series A Preferred Units from the accounts of other beneficial owners.
So long as the Series A Preferred Units are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the units to be redeemed), and the holders of any units so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series A Preferred Units entitled to such redemption or other payment shall have recourse only to us.
If only a portion of the Series A Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.
We and our affiliates may from time to time purchase the Series A Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series A Preferred Units.
Notwithstanding the foregoing, in the event that full cumulative distributions on the Series A Preferred Units and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units and any Parity Securities. Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series A Preferred Units and any Parity Securities for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.
No Sinking Fund
The Series A Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty
We, our general partner, and our officers and directors, will not owe any fiduciary duties to holders of the Series A Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.
Book-Entry System
All Series A Preferred Units offered hereby will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by us), or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series A Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series A Preferred Units offered hereby will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by us to holders of the Series A Preferred Units will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series A Preferred Units, each purchaser of Series A Preferred Units must rely on (1) the procedures of the Securities Depository and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series A Preferred Units and (2) the records of the Securities Depository and its participants to evidence its ownership of such Series A Preferred Units.
So long as the Securities Depository (or its nominee) is the sole holder of the Series A Preferred Units, no beneficial holder of the Series A Preferred Units will be deemed to be a unitholder of us. The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series A Preferred Units, whether as a holder of the Series A Preferred Units for its own account or as a nominee for another holder of the Series A Preferred Units.
DESCRIPTION OF COMMON UNITS
As of the date of this prospectus, there are 33,266,539 common units issued and outstanding. Computershare serves as the registrar and transfer agent for the common units.
For a description of our common units and our Partnership Agreement, please refer to our registration statement on Form 8-A/A filed on November 14, 2017, including any subsequent amendments or reports filed for the purpose of updating such description.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with B. Riley FBR, Inc., as sales agent, pursuant to which we may issue and sell up to $120,000,000 of our Offered Units from time to time under this prospectus supplement. The sales, if any, of Offered Units made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including, without limitation, transactions made directly on or through the NYSE or other market for our Offered Units in the United States, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other methods permitted by law. The Agent will not engage in any stabilization or market making transactions in the Offered Units in violation of Regulation M or other anti-manipulation rules under the Securities Act.
Each time we wish to issue and sell our Offered Units under the sales agreement, we will notify the Agent of the number of Offered Units to be issued, the dates on which such sales are requested to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Offered Units up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our Offered Units are subject to a number of conditions that we must meet.
The Agent will provide us with written confirmation following the close of trading on the NYSE each day in which Offered Units are sold under the sales agreement, with such written notice to be provided no later than the opening of the next day of trading on the NYSE. Each confirmation will include the number of Offered Units sold on that day, the compensation payable by us to the Agent with respect to such sales and the net proceeds payable to us, with an itemization of the deductions made by the Agent from the gross proceeds it receives from such sales. We will disclose in each report on Form 6-K relating to any quarterly period, and in each Annual Report on Form 20-F, the aggregate number of Offered Units sold through the Agent, the net proceeds received by us with respect to all such sales pursuant to the sales agreement and the compensation payable by us to the Agent with respect to all such sales pursuant to the sales agreement.
We will pay the Agent commissions for its services under the sales agreement. The Agent will be entitled to a commission not to exceed 2.0% of the gross proceeds from the sale of Offered Units offered hereby. We have agreed to reimburse the Agent for the reasonable and documented out-of-pocket fees and disbursements of counsel incurred by such Agent, not to exceed $50,000 through the commencement date of this offering, and thereafter not to exceed $5,000 per subsequent representation date (as described in the sales agreement). The Agent may also receive customary brokerage commissions from purchasers of the Offered Units in compliance with FINRA Rule 2121. The Agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agent and/or purchasers of Offered Units for whom the Agent may act as agent. Because there is no minimum offering amount required as a condition to commence this at the market offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
Settlement for sales of our Offered Units will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of our Offered Units on our behalf, the sales agent may, and will with respect to sales effected in an “at the market offering”, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Agent for certain other specified expenses.
The offering will terminate as permitted under the sales agreement.
The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS
Certain legal matters with respect to the offering will be passed upon for us by Baker Botts L.L.P., Washington, D.C. The validity of the Offered Units and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Watson Farley & Williams LLP, New York, New York. Certain legal matters with respect to this offering will be passed upon for the Agent by Hunton Andrews Kurth LLP, New York, New York and Houston, Texas.
EXPERTS
The consolidated financial statements of Höegh LNG Partners LP appearing in Höegh LNG Partners LP’s Annual Report (Form 20-F) for the year ended December 31, 2018 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young AS is located at Donning Eufemias Gate 6, Oslo Atrium, P.O. Box 20, NO-0051 Oslo, Norway.

EXPENSES
The following table sets forth costs and expenses, other than the Agent’s commissions, in connection with the issuance and distribution of the Offered Units covered by this prospectus supplement. All amounts are estimated except the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the NYSE listing fee.
SEC registration fee attributable to this offering	$15,576
Financial Industry Regulatory Authority filing fee attributable to this offering	18,500
NYSE listing fee	55,040
Legal fees and expenses	200,000
Accounting fees and expenses	100,000
Printing costs	25,000
Transfer agent fees	3,500
Miscellaneous	32,384
Total	$450,000

PROSPECTUS
Höegh LNG Partners LP
Common Units Representing Limited Partnership Interests
Other Classes of Units Representing Limited Partnership Interests
Options
Warrants
Rights
Debt Securities

We may from time to time, in one or more offerings, offer and sell common units and other units representing limited partner interests in Höegh LNG Partners LP, as well as options, warrants or rights to purchase common units or other classes of units or any combination thereof, and the debt securities described in this prospectus. We refer to the common units and other units representing limited partner interests in Höegh LNG Partners LP, the options, warrants and rights to purchase common units or other classes of units and the debt securities collectively as the “securities.” The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $600 million.
Höegh LNG Holdings Ltd., the selling unitholder, may from time to time, in one or more offerings, offer and sell up to 15,257,498 common units. We will not receive any proceeds from the sale of these common units by the selling unitholder. For a more detailed discussion of the selling unitholder, please read “Selling Unitholder.”
We or the selling unitholder may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling unitholder will offer the securities. The specific terms of any securities we or the selling unitholder offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we or the selling unitholder will offer the securities and also may add, update or change information contained in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in the prospectus supplement.
Our common units are traded on the New York Stock Exchange (the “NYSE”), under the symbol “HMLP” and our 8.75% Series A Cumulative Redeemable Preferred Units (“Series A preferred units”) are traded on the NYSE under the symbol “HMLP PRA.” We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.
Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 8 of this prospectus before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2019.

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. Neither we nor the selling unitholder have authorized anyone else to give you different information. Neither we nor the selling unitholder are offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission (the “SEC”), incorporated by reference in this prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $600 million in total aggregate offering price of any combination of the securities described in this prospectus. In addition, the selling unitholder may over time, in one or more offerings, offer and sell up to 15,257,498 of our common units.
This prospectus provides you with a general description of Höegh LNG Partners LP and the securities that are registered hereunder that may be offered by us or the selling unitholder. Each time we or the selling unitholder sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Because the selling unitholder may be deemed to be “underwriter” under the Securities Act of 1933, as amended (or the Securities Act), each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Any prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.
References in this prospectus to “Höegh LNG Partners,” “we,” “our,” “us” and “the Partnership” or similar terms refer to Höegh LNG Partners LP or any one or more of its subsidiaries, or to all such entities unless the context otherwise indicates. References in this prospectus to “Höegh LNG” refer, depending on the context, to Höegh LNG Holdings Ltd. and to any one or more of its direct and indirect subsidiaries, other than us. Unless the context requires otherwise, references in this prospectus to our or the “joint ventures” refer to SRV Joint Gas Ltd. and/or SRV Joint Gas Two Ltd, the joint ventures that own two of the vessels in our fleet (the Neptune and the Cape Ann, respectively). References in this prospectus to “our general partner” refer to Höegh LNG GP LLC, the general partner of Höegh LNG Partners. References in this prospectus to “our operating company” refer to Höegh LNG Partners Operating LLC, a wholly owned subsidiary of the Partnership. References in this prospectus to “Höegh Lampung” refer to Hoegh LNG Lampung Pte Ltd., a wholly owned subsidiary of our operating company. References in this prospectus to “PT Hoegh” refer to PT Hoegh LNG Lampung, the owner of the PGN FSRU Lampung. References in this prospectus to “Höegh FSRU III” refer to Hoegh LNG FSRU III Ltd., a wholly owned subsidiary of our operating company. References in this prospectus to “Höegh Cyprus” refer to Hoegh LNG Cyprus Limited including its wholly owned branch, Hoegh LNG Cyprus Limited Egypt Branch (“Egypt Branch”), a wholly owned subsidiary of our operating company and the owner of the Höegh Gallant. References in this prospectus to “Höegh Colombia Holding” refer to Höegh LNG Colombia Holding Ltd., a wholly owned subsidiary of our operating company. References in this prospectus to “Höegh FSRU IV” refer to Höegh LNG FSRU IV Ltd., a wholly owned subsidiary of Höegh Colombia Holding and the owner of the Höegh Grace. References in this prospectus to “Höegh Colombia” refer to Höegh LNG Colombia S.A.S., a wholly owned subsidiary of Höegh Colombia Holding. References in this prospectus to “Global LNG Supply” refer to Global LNG Supply S.A.S., a subsidiary of Total S.A. (“Total”). References in this prospectus to “PGN LNG” refer to PT PGN LNG Indonesia, a subsidiary of PT Perusahaan Gas Negara (Persero) Tbk (“PGN”), a subsidiary of PT Pertamina. References in this prospectus to “SPEC” refer to Sociedad Portuaria El Cayao S.A. E.S.P. References in this prospectus to “EgyptCo” refer to Höegh LNG Egypt LLC, a wholly owned subsidiary of Höegh LNG.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits.
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end and provide to the SEC other material information on Form 6-K. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You may also obtain information about us at the offices of the NYSE at 11 Wall Street, New York, NY, 10005, or on our website at www.hoeghlngpartners.com. Our website will make our annual reports on Form 20-F and our periodic reports filed with the SEC available, free of charge, through our website as soon as reasonably practicable after those reports are electronically filed with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2018, filed on April 10, 2019 (our “2018 Annual Report”);

•
our report on Form 6-K for the quarterly period ended March 31, 2019 filed on May 29, 2019, report on Form 6-K for the quarterly period ended June 30, 2019 filed on August 22, 2019 and reports on Form 6-K filed on May 8, 2019, June 4, 2019 and August 30, 2019;

•
all our annual reports on Form 20-F, and all reports on Form 6-K that we expressly identify in such reports as being incorporated by reference into the registration statement of which this prospectus is a part, that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act; (i) subsequent to the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) subsequent to the date of this prospectus and prior to the completion of each offering under this prospectus;

•
the description of our common units contained in our Registration Statement on Form 8-A/A filed on November 14, 2017, including any subsequent amendments or reports filed for the purpose of updating such description; and

•
the description of our Series A preferred units contained in our Registration Statement on Form 8-A filed on October 5, 2017, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC on its website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our website at www.hoeghlngpartners.com, or by writing or calling us at the following address:
Höegh LNG Partners LP
c/o Höegh LNG AS
Drammensveien 134
PO Box 4 Skoyen NO-0212
Oslo, Norway
+47 9755 7400

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference contain certain forward-looking statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, unitholders are cautioned not to rely on any forward-looking statements.
Forward-looking statements appear in a number of places in this prospectus and include statements with respect to, among other things:
•
market conditions and trends for floating storage and regasification units (“FSRUs”) and liquefied natural gas (“LNG”) carriers, including hire rates, vessel valuations, technological advancements, market preferences and factors affecting supply and demand of LNG, LNG carriers, and FSRUs;

•
our distribution policy and ability to make cash distributions on our units or any increases in the quarterly distributions on our common units;

•
restrictions in our debt agreements and pursuant to local laws on our joint ventures’ and our subsidiaries’ ability to make distributions;

•
our ability to settle or resolve the boil-off claim for the joint ventures, including the estimated amount thereof;

•
the ability of Höegh LNG to meet its financial obligations to us, including its guarantee, option and indemnification obligations, including in relation to the boil-off claim;

•
our ability to compete successfully for future chartering opportunities;

•
demand in the FSRU sector or the LNG shipping sector, including demand for our vessels;

•
our ability to purchase additional vessels from Höegh LNG in the future;

•
our ability to integrate and realize the anticipated benefits from acquisitions;

•
our anticipated growth strategies, including the acquisition of vessels;

•
our anticipated receipt of dividends and repayment of indebtedness from subsidiaries and joint ventures;

•
effects of volatility in global prices for crude oil and natural gas;

•
the effect of the worldwide economic environment;

•
turmoil in the global financial markets;

•
fluctuations in currencies and interest rates;

•
general market conditions, including fluctuations in hire rates and vessel values;

•
changes in our operating expenses, including drydocking, on water class surveys, insurance costs and bunker costs;

•
our ability to comply with financing agreements and the expected effect of restrictions and covenants in such agreements;

•
the financial condition, liquidity and creditworthiness of our existing or future customers and their ability to satisfy their obligations under our contracts;

•
our ability to replace existing borrowings, make additional borrowings and to access public equity and debt capital markets;

•
planned capital expenditures and availability of capital resources to fund capital expenditures;

•
the exercise of purchase options by our customers;

•
our ability to perform under our contracts and maintain long-term relationships with our customers;

•
our ability to leverage Höegh LNG’s relationships and reputation in the shipping industry;

•
our continued ability to enter into long-term, fixed-rate charters and the hire rate thereof;

•
the operating performance of our vessels and any related claims by Total S.A. or other customers;

•
our ability to maximize the use of our vessels, including the redeployment or disposition of vessels no longer under long-term charters;

•
our ability to compete successfully for future chartering and newbuilding opportunities;

•
timely acceptance of our vessels by their charterers;

•
termination dates and extensions of charters;

•
the cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•
economic substance laws and regulations adopted or considered by various jurisdictions of formation or incorporation of us and certain of our subsidiaries;

•
availability and cost of skilled labor, vessel crews and management;

•
the number of offhire days and drydocking requirements, including our ability to complete scheduled drydocking on time and within budget;

•
our incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under our ship management agreements, the technical information and services agreement and the administrative services agreements;

•
the anticipated taxation of the Partnership, its subsidiaries and affiliates and distributions to its unitholders;

•
estimated future maintenance and replacement capital expenditures;

•
our ability to retain key employees;

•
customers’ increasing emphasis on environmental and safety concerns;

•
potential liability from any pending or future litigation;

•
risks inherent in the operation of our vessels, including potential disruption due to accidents, political events, piracy or acts by terrorists;

•
future sales of our common units, Series A preferred units and other securities in the public market;

•
our business strategy and other plans and objectives for future operations;

•
our ability to maintain effective internal control over financial reporting and effective disclosure controls and procedures; and

•
other factors listed from time to time in the reports and other documents that we file with the SEC.

Forward-looking statements in this prospectus are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties, including those risks discussed in “Risk Factors” and those risks discussed in reports we file with the SEC. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ABOUT HÖEGH LNG PARTNERS LP
We were formed on April 28, 2014, as a growth-oriented limited partnership by Höegh LNG Holdings Ltd. (Oslo Børs symbol: HLNG), a leading floating LNG service provider. In addition to owning our general partner, which owns a non-economic general partner interest in us, Höegh LNG owns all of our incentive distribution rights and 45.9% of our common units. Our strategy is to own, operate and acquire FSRU and other LNG infrastructure assets that are operating under long-term charters. Our current fleet consists of interests in five modern FSRUs.
On August 12, 2014, we completed our initial public offering (our “IPO”). Our common units (symbol: HMLP) and Series A preferred units (symbol: HMLP PRA) are traded on the NYSE.
We were formed under the laws of the Marshall Islands and maintain our principal place of business at Wessex House, 5th Floor, 45 Reid Street, Hamilton, HM 12, Bermuda. Our telephone number at that address is +441-295-6815.

RISK FACTORS
An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in “Item 3. Key Information — Risk Factors” in our 2018 Annual Report and in our quarterly report on Form 6-K for the quarter ended June 30, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general partnership purposes, including repayment of debt (including debt owed to Höegh LNG), acquisitions, capital expenditures and additions to working capital.
The actual application of proceeds we receive from any particular primary offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.
We will not receive any of the proceeds from the sale of common units by the selling unitholder.

CAPITALIZATION
The following table shows our historical cash and capitalization as of June 30, 2019. This table is derived from our consolidated financial statements, including accompanying notes, incorporated by reference in this prospectus. You should read this table in conjunction with the section entitled “Operating and Financial Review and Prospects” and our consolidated financial statements and the related notes thereto in our 2018 Annual Report and our Form 6-K for the six months ended June 30, 2019, each of which is incorporated by reference herein.
As of June 30, 2019
(In thousands)
Cash and cash equivalents	$27,137
Restricted cash(1)	20,898
Total cash and cash equivalents and restricted cash	$48,035
Debt:
Revolving credit and amounts due to owners and affiliates	$46,483
Current portion of long-term debt	44,660
Long-term debt, excluding current portion	385,085
Total debt(2)	$476,228
Equity:
Partners’ capital, excluding other comprehensive income (loss)	$511,999
Accumulated other comprehensive income (loss)	(18,388)
Total equity	$493,611
Total capitalization	$969,839

(1)
Consists of short-term and long-term portions, amounting to $8.01 million and $12.89 million, respectively.

(2)
Because we account for our joint ventures that own the Neptune and the Cape Ann under the equity method, the table does not reflect our 50% portion of the indebtedness of the two joint ventures. As of June 30, 2019 on a combined 100% basis, the joint ventures had $416.73 million in long-term bank debt and $8.07 million in subordinated debt and amounts due to the joint venture owners and affiliates.

Each prospectus supplement will include updated information on our capitalization.

DESCRIPTION OF THE COMMON UNITS
For a description of our common units and our partnership agreement, please refer to our registration statement on Form 8-A/A filed on November 14, 2017.

DESCRIPTION OF THE OTHER CLASSES OF UNITS
Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests and other equity securities for the consideration and on the terms and with the rights, preferences and privileges established by our board of directors without the approval of any of our unitholders. As of October 15, 2019, the only classes of limited partner interests outstanding are the common units and the Series A preferred units. For a description of our Series A preferred units, please refer to our registration statement on Form 8-A filed on October 5, 2017.
Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:
•
the designation, stated value and liquidation preference of the units and the maximum number of units to constitute the class or series;

•
the number of units to be offered;

•
the public offering price at which the units will be issued;

•
any sinking fund provisions of the units;

•
the voting rights, if any, of the units;

•
the distribution rights of the units, if any;

•
whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•
the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•
a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus) regarding the units; and

•
any additional rights, preferences, privileges, limitations and restrictions of the units.

The particular terms of any class or series of units will also be described in the amendment to the operating agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.
Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The transfer agent, registrar and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF THE OPTIONS
We may issue options for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of options to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Options may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of options will be issued under a separate option agreement to be entered into between us and a bank or trust company, as option agent. The option agent will act solely as our agent in connection with the options and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of options. A copy of the option agreement will be filed with the SEC in connection with the offering of options.
The prospectus supplement relating to a particular issue of options to purchase common units or other classes of units or any combination thereof will describe the terms of such options, including, among other things, the following:
•
the title of the options;

•
the offering price for the options, if any;

•
the aggregate number of the options;

•
the designation and terms of the common units or other classes of units that may be purchased upon exercise of the options;

•
if applicable, the designation and terms of the securities that the options are issued with and the number of options issued with each security;

•
if applicable, the date from and after which the options and any securities issued with the options will be separately transferable;

•
the number of common units or other classes of units that may be purchased upon exercise of an option and the price at which such securities may be purchased upon exercise;

•
the dates on which the right to exercise the options commence and expire;

•
if applicable, the minimum or maximum amount of the options that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material federal income tax considerations;

•
anti-dilution provisions of the options, if any;

•
redemption or call provisions, if any, applicable to the options;

•
any additional terms of the options, including terms, procedures, and limitations relating to the exchange and exercise of the options; and

•
any other information we think is important about the options.

Each option will entitle the holder of the option to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units or other classes of units being offered. Holders may exercise options at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised options are void. Holders may exercise options as set forth in the prospectus supplement relating to the options being offered.
Until you exercise your options to purchase our common units or other classes of units, you will not have any rights as a holder thereof, by virtue of your ownership of the options.

DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of warrants to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
The prospectus supplement relating to a particular issue of warrants to purchase common units or other classes of units or any combination of the foregoing will describe the terms of such warrants, including, among other things, the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of the warrants;

•
the designation and terms of the common units or other classes of units that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of common units or other classes of units that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

•
the dates on which the right to exercise the warrants commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material federal income tax considerations;

•
anti-dilution provisions of the warrants, if any;

•
redemption or call provisions, if any, applicable to the warrants;

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

•
any other information we think is important about the warrants.

Each warrant will entitle the holder of the warrant to purchase the number common units or other classes of units being offered at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until you exercise your warrants to purchase our common units or other classes of units, you will not have any rights as a holder of common units or other classes of units by virtue of your ownership of warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of rights to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. These rights may be issued independently or together with any other securities and may or may not be transferable by the holder receiving the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:
•
the date of determining the unitholders entitled to the rights distribution;

•
the number of rights issued or to be issued to each unitholder;

•
the exercise price payable for each common unit or other unit upon the exercise of the rights;

•
the number and terms of the common units or other classes of units which may be purchased per each right;

•
the extent to which the rights are transferable;

•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

•
any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

•
any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF THE DEBT SECURITIES
When used in this section, the terms “we,” “us,” “our” and “issuer” refer to Höegh LNG Partners LP.
The following is a description of the terms of the debt securities, which may be either senior debt securities or subordinated debt securities, and which we collectively refer to as the debt securities. The descriptions below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations, as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.
If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.
General
The debt securities will be:
•
our direct general obligations;

•
either senior debt securities or subordinated debt securities; and

•
issued under separate indentures (which may be existing indentures) between us and a trustee that we will name in the related prospectus supplement.

The term “Trustee” as used in this prospectus shall refer to the trustee under either of the above indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Specific Terms of Each Series of Debt Securities
The indenture does not limit the total amount of debt securities that may be issued. Debt securities under the indenture may be issued from time to time in separate series, up to the aggregate amount authorized for each such series.
We will prepare a prospectus supplement and either a supplemental indenture or a resolution of our board of directors and an accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:
•
whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, the specific subordination provision applicable thereto;

•
the guarantors of the debt securities, if any;

•
whether the debt securities are secured or unsecured;

•
the form and title of the debt securities;

•
the total principal amount of the debt securities and any limit on such total principal amount;

•
the price at which we will issue the debt securities;

•
the date or dates on which the debt securities may be issued;

•
the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•
any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•
the dates on which the principal and premium, if any, of the debt securities will be payable;

•
the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•
any optional redemption provisions;

•
whether the debt securities are convertible into or exchangeable for other securities and the conversion or exchange rate and other related terms, conditions and features.

•
any sinking fund or analogous provision, or option of the holder thereof, that would obligate us to repurchase, repay or otherwise redeem the debt securities, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be repurchased, repaid or redeemed;

•
whether the debt securities are entitled to the benefits of any guarantees by subsidiary guarantors;

•
whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•
deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein; and

•
any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.
The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:
•
debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•
debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•
debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•
variable rate debt securities that are exchangeable for fixed rate debt securities.

Interest payments may be made by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.
Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.
Any funds paid to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer and the holders of the debt securities must look only to the issuer for payment after that time.

Covenants
Reports
The indenture contains the following covenant for the benefit of the holders of all series of debt securities:
So long as any debt securities are outstanding, Höegh LNG Partners will:
•
for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after it is required to file with the SEC, copies of the annual report and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

•
if it is required to furnish annual or quarterly reports to its unitholders pursuant to the Exchange Act, file with the Trustee any annual report or other reports sent to unitholders generally.

A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.
Events of Default, Remedies and Notice
Events of Default
Each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:
•
default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•
default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•
default in the payment of any sinking fund payment on any debt securities of that series when due;

•
failure by the issuer to comply for 60 days after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series; or

•
certain events of bankruptcy, insolvency or reorganization of the issuer.

Exercise of Remedies
If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25.0% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.
A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of at least 25.0% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days after receipt of such notice.
If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series may:
•
waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

•
rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

•
rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•
all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:
•
such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•
holders of at least 25.0% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•
such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

•
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•
the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:
•
conflicts with law;

•
is inconsistent with any provision of the indenture;

•
the Trustee determines is unduly prejudicial to the rights of any other holder; or

•
would involve the Trustee in personal liability.

Notice of Event of Default
Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any default or Event of Default has occurred during the previous year.
If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.
Amendments and Waivers
The issuer may amend the indenture without the consent of any holder of debt securities to:
•
cure any ambiguity, omission, defect or inconsistency;

•
convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•
provide for the assumption by a successor of our obligations under the indenture;

•
add guarantors with respect to the debt securities;

•
change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•
secure the debt securities;

•
add covenants for the benefit of the holders or surrender any right or power conferred upon the issuer;

•
make any change that does not adversely affect the rights of any holder;

•
add or appoint a successor or separate Trustee; or

•
comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, the issuer may amend the indenture if the holders of a majority in aggregate principal amount of all debt securities of each series that would be affected then outstanding under the indenture consent to it. The issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the indenture to:
•
reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•
reduce the rate of or extend the time for payment of interest on any debt securities;

•
reduce the principal of or extend the stated maturity of any debt securities;

•
reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•
make any debt securities payable in any currency other than U.S. dollars;

•
in the case of any subordinated debt security, make any change to the subordination provisions that adversely affects the rights of any holder under such provisions;

•
impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•
impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•
release any security that has been granted in respect of the debt securities;

•
make any change to the amendment provisions which require each holder’s consent;

•
in the case of any subordinated debt security, make any change to the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of Höegh LNG Partners; or

•
make any change to the waiver provisions.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the issuer is required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:
•
compliance by the issuer with certain restrictive provisions of the indenture; and

•
any past default under the indenture, subject to certain rights of the Trustee under the indenture;

except that such majority of holders may not waive a default: (i) in the payment of principal, premium or interest or (ii) in respect of a provision that under the indenture cannot be amended without, in the case of either (i) or (ii), the consent of all holders of the series of debt securities that is affected.
Defeasance
At any time, the issuer may terminate, with respect to debt securities of a particular series, all of its obligations under such series of debt securities and the indenture, which we call a “legal defeasance.” If the issuer decides to make a legal defeasance, however, the issuer may not terminate its obligations:
•
relating to the defeasance trust;

•
to register the transfer or exchange of the debt securities;

•
to replace mutilated, destroyed, lost or stolen debt securities; or

•
to maintain a registrar and paying agent in respect of the debt securities.

If the issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.
At any time the issuer may also effect a “covenant defeasance,” which means it has elected to terminate its obligations under covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement.
The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth or fifth bullet points under “— Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.
In order to exercise either defeasance option, the issuer must:
•
irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•
comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•
deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service, or IRS, or other change in applicable federal income tax law.

No Personal Liability
None of the past, present or future partners, incorporators, managers, members, directors, officers, employees or unitholders of the issuer or our general partner will have any liability for the obligations of the issuer under either indenture or the debt securities or for any claim based on such obligations or their creation.
By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Provisions Relating only to the Senior Debt Securities
The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.
Provisions Relating only to the Subordinated Debt Securities
Subordinated Debt Securities Subordinated to Senior Indebtedness
The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Höegh LNG Partners. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.
Payment Blockages
The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:
•
we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•
we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Höegh LNG Partners within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•
any other default on any Senior Indebtedness of Höegh LNG Partners occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt
The subordinated indenture will not limit the amount of Senior Indebtedness that Höegh LNG Partners may incur, unless otherwise indicated in the applicable prospectus supplement.
Book Entry, Delivery and Form
A series of debt securities may be issued in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York (“DTC”) will act as depositary. If a series of debt securities is issued in book-entry form, one or more global certificates will be issued and deposited with or on behalf of DTC and physical certificates will not be issued to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.
DTC advises us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the U.S. Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC is owned by a number of its participants and by the NYSE and the Financial Industry Regulatory Authority (“FINRA”). The rules that apply to DTC and its participants are on file with the SEC.
DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
Principal, premium, if any, and interest payments due on the global securities will be wired to DTC’s nominee. The issuer, the Trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, the issuer, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.
It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.
Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or us.
Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:
•
DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the issuer within 90 days; or

•
the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of the decision.

The Trustee
A separate trustee may be appointed for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations that may be relevant to current and prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained or incorporated by reference herein. Statements contained herein that “we believe,” “we expect” or similar phrases are not legal conclusions or opinions of counsel.
This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (“Treasury Regulations”), and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Höegh LNG Partners LP.
The following discussion applies only to beneficial owners of common units or Series A preferred units that hold such units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts, persons who own (actually or constructively) 10.0% or more of the voting power or value of our equity, or former citizens or long-term residents of the United States), persons who hold the units as part of a straddle, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common units or Series A preferred units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units or Series A preferred units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of such units.
No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding any matter affecting us or our current and prospective unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court. This discussion does not contain information regarding any U.S. estate, gift or alternative minimum tax considerations or any state, local, or foreign tax considerations concerning the ownership or disposition of our common units or Series A preferred units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each current and prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of our common units or Series A preferred units.
Election to be Treated as a Corporation
We have elected to be treated as a corporation for U.S. federal income tax purposes. Consequently, among other things, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.
U.S. Federal Income Taxation of U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of our common units or Series A preferred units that is:
•
an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

•
a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust if  (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions
Subject to the discussion below of the rules applicable to passive foreign investment companies (“PFICs”), any distributions to a U.S. Holder made by us with respect to our Series A preferred units generally will constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, allocated to our Series A preferred units, and any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, allocated to our common units. Distributions in excess of our earnings and profits allocated to our Series A preferred units or common units, as applicable, will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its Series A preferred units or common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends-received deduction with respect to distributions they receive from us. Dividends received with respect to our common units and Series A preferred units generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.
Dividends received with respect to our common units or Series A preferred units by a U.S. Holder that is an individual, trust or estate (a “U.S. Individual Holder”) generally will be treated as “qualified dividend income,” which is currently taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (1) our common units or Series A preferred units, as applicable, are readily tradable on an established securities market in the United States (such as the NYSE, on which our common units and Series A preferred units are listed); (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “— PFIC Status and Significant Tax Consequences”); (3) the U.S. Individual Holder has owned the common units or Series A preferred units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units or Series A preferred units, as applicable, become ex-dividend (and has not entered into certain risk limiting transactions with respect to such units); and (4) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our common units or Series A preferred units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units or Series A preferred units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.
Special rules may apply to any amounts received in respect of our common units or Series A preferred units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of a unitholder’s adjusted tax basis (or fair market value upon the unitholder’s election) in such common unit, and a dividend with respect to a Series A Preferred Unit that is equal to or in excess of 5.0% of a unitholder’s adjusted tax basis (or fair market value upon the unitholder’s election) in such Series A Preferred Unit. In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20.0% of a unitholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on our common units or Series A preferred units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units or Series A preferred units will be treated as long-term capital loss to the extent of the amount of such dividend.
Sale, Exchange or Other Disposition of Common Units and Series A Preferred Units
Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common units or Series A preferred units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such units. The U.S. Holder’s initial tax basis in its common units or Series A preferred units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on such units that are treated as non-taxable returns of capital (as discussed above under “— Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.
Medicare Tax on Net Investment Income
Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of  (1) “net investment income” or (2) the excess of  “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. Unitholders should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common units or Series A preferred units.
PFIC Status and Significant Tax Consequences
Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our common units or Series A preferred units, either:
•
at least 75.0% of our gross income (including our pro rata share of the gross income of any vessel-owning joint ventures or subsidiaries in which we own at least 25.0% (by value) of the equity) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business); or

•
at least 50.0% of the average of the values of the assets held by us (including our pro rata share of the assets of any vessel-owning joint ventures or subsidiaries in which we own at least 25.0% (by value) of the equity) during such taxable year produce, or are held for the production of, passive income.

Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income for PFIC purposes. By contrast, rental income generally would constitute “passive income” unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.
Based on our current and projected methods of operation and an opinion of counsel, we believe that we were not a PFIC for any the 2018 taxable year and we expect that we will not be a PFIC for our current or any future taxable year. We have received an opinion of our U.S. counsel, Baker Botts L.L.P., in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for the 2018 taxable year arose, and we expect that more than 25.0% of our gross income for our current taxable year and each future year will arise, from such or similar time-chartering activities or other income our counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of representations we have made to our U.S. counsel for purposes of this opinion, our U.S. counsel is of the opinion that we should not be a PFIC for the 2018 taxable year, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current or any future taxable year. This opinion is based and its accuracy is conditioned on representations, valuations and projections provided by us regarding our assets, income and charters to our U.S. counsel. While we believe these representations, valuations and projections to be accurate, the shipping market is volatile, and no assurance can be given that they will continue to be accurate at any time in the future.
Our counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting our conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009) that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a “foreign sales corporation” provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time-chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the Fifth Circuit’s holding in Tidewater and, at the same time, announced the position of the IRS that the marine time charter agreements at issue in Tidewater should be treated as service contracts.
Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time-chartering operations, and the opinion of our counsel is not binding on the IRS or any court. Thus, while we have received an opinion of counsel in support of our position, it is possible that the IRS or a court could disagree with this position and the opinion of our counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to our current or any future taxable year, we cannot assure unitholders that the nature of our operations will not change and that we will not become a PFIC in our current or any future taxable year.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units or Series A preferred units (and regardless of whether we remain a PFIC for subsequent taxable years), a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder generally will be able to make a “mark-to-market” election with respect to our common units or Series A preferred units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below generally will not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units or Series A preferred units during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder makes a timely QEF election (an “Electing Holder”), then, for U.S. federal income tax purposes, that Electing Holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the common units or Series A preferred units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in the common units or Series A preferred units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units or Series A preferred units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

Taxation of U.S. Holders Making a “Mark-to-Market” Election
If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units or Series A preferred units and, as we anticipate, our common units or Series A preferred units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units or Series A preferred units, as applicable, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s common units or Series A preferred units, as applicable, at the end of the taxable year over the holder’s adjusted tax basis in such units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units or Series A preferred units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common units or Series A preferred units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units or Series A preferred units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units or Series A preferred units, as applicable, would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it generally would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units or Series A preferred units, a U.S. Holder that does not make either a QEF election or a “mark-to-market” election for that year (a “Non-Electing Holder”) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units or Series A preferred units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for such units) and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:
•
the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units or Series A preferred units;

•
the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax on ordinary income in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These special rules would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common units or Series A preferred units. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units or Series A preferred units, such holder’s successor generally would not receive a step-up in tax basis with respect to such units.
U.S. Federal Income Taxation of Non-U.S. Holders
A beneficial owner of our common units or Series A preferred units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a “Non-U.S. Holder.” If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units or Series A preferred units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of such units.

Distributions
Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax in the same manner as a U.S. Holder to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such distributions also are attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected dividends received by a corporate Non-U.S. Holder may also be subject to an additional U.S. branch profits tax at a 30.0% rate (or, if applicable, a lower treaty rate).
Disposition of Units
In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units or Series A preferred units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the same manner as a U.S. Holder in the event the gain from the disposition of units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected gain of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional U.S. branch profits tax at a rate of 30.0% (or, if applicable, a lower treaty rate). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units or Series A preferred units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.
Backup Withholding and Information Reporting
In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units or Series A preferred units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:
•
fails to provide an accurate taxpayer identification number;

•
is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable.
Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.
In addition, individual citizens or residents of the United States holding certain “foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain thresholds (the lowest being holding foreign financial assets with an aggregate value in excess of: (1) $50,000 on the last day of the taxable year or (2) $75,000 at any time during the taxable year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy these reporting obligations. U.S. Holders should consult their tax advisors regarding their reporting obligations, if any, that would result from their purchase, ownership or disposition of our units.

NON-UNITED STATES TAX CONSIDERATIONS
Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Höegh LNG Partners LP.
Marshall Islands Tax Consequences
The following discussion is based upon the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who are not citizens of and do not reside in, maintain offices in or engage in business, operations or transactions in the Republic of the Marshall Islands.
Because we and our subsidiaries do not and do not expect to conduct business, transactions or operations in the Republic of the Marshall Islands, and because all documentation related to any offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units or Series A preferred units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units or Series A preferred units.

TAXATION OF THE PARTNERSHIP
United States Taxation
The following is a discussion of the material U.S. federal income tax considerations applicable to us and is the opinion of Baker Botts L.L.P., our U.S. counsel, insofar as it contains legal conclusions based upon the application of U.S. federal income tax law to our particular factual circumstances. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein. This discussion is based upon provisions of the Code as in effect on the date of this prospectus, existing final and temporary Treasury Regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change or differing interpretation, possibly with retroactive effect. Changes in these authorities or their interpretation may cause the tax consequences to vary substantially from the consequences described below. Statements contained herein that “we believe,” “we expect” or similar phrases are not legal conclusions or opinions of counsel. The following discussion does not purport to be a comprehensive description of all of the U.S. federal income tax considerations applicable to us.
Election to be Treated as a Corporation
We have elected to be treated as a corporation for U.S. federal income tax purposes. As such, we are subject to U.S. federal income tax to the extent we earn income from U.S. sources or income that is treated as effectively connected with the conduct of a trade or business in the United States, unless such income is exempt from tax under Section 883 of the Code or otherwise.
Taxation of Operating Income
Substantially all of our gross income is attributable, and we expect it will continue to be attributable, to the transportation, regasification and storage of LNG. Gross income generated from regasification and storage of LNG outside of the United States generally is not subject to U.S. federal income tax, and gross income generated from such activities in the United States generally is subject to U.S. federal income tax on a net basis plus a branch profits tax. Gross income that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States (“U.S. Source International Transportation Income”) is considered to be 50.0% derived from sources within the United States and may be subject to U.S. federal income tax on a gross basis as described below. Gross income attributable to transportation that both begins and ends in the United States (“U.S. Source Domestic Transportation Income”) is considered to be 100.0% derived from sources within the United States and generally is subject to U.S. federal income tax on a net basis plus a branch profits tax. Gross income attributable to transportation exclusively between non-U.S. destinations is considered to be 100.0% derived from sources outside the United States and generally is not subject to U.S. federal income tax.
We are not permitted by law to engage in transportation that gives rise to U.S. Source Domestic Transportation Income, and we currently do not anticipate providing any regasification or storage services within the territorial seas of the United States. However, certain of our activities give rise to U.S. Source International Transportation Income, and future expansion of our operations could result in an increase in the amount of U.S. Source International Transportation Income, all of which could be subject to U.S. federal income taxation unless an exemption from U.S. taxation applies under Section 883 of the Code (the “Section 883 Exemption”).
The Section 883 Exemption
In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations thereunder (the “Section 883 Regulations”), it will not be subject to the net basis and branch profits taxes or the 4.0% gross basis tax described below on its U.S. Source International Transportation Income. The Section 883 Exemption applies only to U.S. Source International Transportation Income and does not apply to U.S. Source Domestic Transportation Income. As discussed below, we believe that based on our current ownership structure, the Section 883 Exemption applies and we are not subject to U.S. federal income tax on our U.S. Source International Transportation Income.

We qualify for the Section 883 Exemption for a particular taxable year if, among other things, we meet the following three requirements:
•
we are organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States with respect to the types of U.S. Source International Transportation Income that we earn (an “Equivalent Exemption”);

•
we satisfy the Publicly Traded Test (as described below) or the Qualified Shareholder Stock Ownership Test (as described below); and

•
we meet certain substantiation, reporting and other requirements.

In order for a non-U.S. corporation to meet the Publicly Traded Test, its equity interests must be “primarily traded” and “regularly traded” on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations provide, in pertinent part, that equity interests in a non-U.S. corporation will be considered to be “primarily traded” on an established securities market in a given country if, with respect to the class or classes of equity relied upon to meet the “regularly traded” requirement described below, the number of units of each such class that are traded during any taxable year on all established securities markets in that country exceeds the number of units in such class that are traded during that year on established securities markets in any other single country.
Equity interests in a non-U.S. corporation generally will be considered to be “regularly traded” on an established securities market under the Section 883 Regulations if one or more classes of such equity interests that, in the aggregate, represent more than 50.0% of the combined vote and value of all outstanding equity interests in the non-U.S. corporation satisfy certain listing and trading volume requirements. These listing and trading volume requirements will be satisfied with respect to a class of equity interests if trades in such class are effected, other than in de minimis quantities, on an established securities market on at least 60 days during the taxable year and the aggregate number of units in such class that are traded on such established securities market during the taxable year is at least 10.0% of the average number of units outstanding in that class during the taxable year (with special rules for short taxable years). In addition, a class of equity interests will be considered to satisfy these trading volume requirements if the equity interests in such class are traded during the taxable year on an established securities market in the United States and are “regularly quoted by dealers making a market” in such class (within the meaning of the Section 883 Regulations).
Even if a class of equity interests satisfies the foregoing requirements, and thus generally would be treated as “regularly traded” on an established securities market, an exception may apply to cause the class to fail the regularly traded test for a taxable year if, for more than half of the number of days during the taxable year, one or more 5.0% unitholders (i.e., unitholders owning, actually or constructively, at least 5.0% of the vote and value of that class) own in the aggregate 50.0% or more of the vote and value of the class (the “Closely Held Block Exception”). For purposes of identifying its 5.0% unitholders, a non-U.S. corporation is entitled to rely on Schedule 13D and Schedule 13G filings with the SEC. In addition, an investment company that is registered under the Investment Company Act of 1940, as amended, is not treated as a 5.0% unitholder. The Closely Held Block Exception does not apply, however, in the event the corporation can establish that a sufficient proportion of such 5.0% unitholders are Qualified Shareholders (as defined below) so as to preclude other persons who are 5.0% unitholders from owning 50.0% or more of the value of that class for more than half the days during the taxable year.
As set forth above, as an alternative to satisfying the Publicly Traded Test, a non-U.S. corporation may qualify for the Section 883 Exemption by satisfying the Qualified Shareholder Stock Ownership Test. A corporation generally will satisfy the Qualified Shareholder Stock Ownership Test if more than 50.0% of the value of its outstanding equity interests is owned, or treated as owned after applying certain attribution rules, for at least half of the number of days in the taxable year by:
•
individual residents of jurisdictions that grant an Equivalent Exemption;

•
non-U.S. corporations organized in jurisdictions that grant an Equivalent Exemption and that meet the Publicly Traded Test; or

•
certain other qualified persons described in the Section 883 Regulations (which we refer to collectively as Qualified Shareholders).

We believe that we currently satisfy all of the requirements for the Section 883 Exemption, and we expect that we will continue to satisfy such requirements. First, we are organized under the laws of the Republic of the Marshall Islands. The U.S. Treasury Department has recognized the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption with respect to the type of U.S. Source International Transportation Income we earn and expect to earn in the future. Consequently, our U.S. Source International Transportation Income (including for this purpose, any such income earned by our joint ventures and subsidiaries) should be exempt from U.S. federal income taxation provided we meet either the Publicly Traded Test or the Qualified Shareholder Stock Ownership Test and we satisfy certain substantiation, reporting and other requirements.
Our common units and our Series A Preferred Units are traded only on the New York Stock Exchange, which is considered to be an established securities market. Thus, the number of our common units and our Series A Preferred Units that is traded on the New York Stock Exchange exceeds the number of each such class of units that is traded on any other securities market, and this is not expected to change. Assuming the accuracy of this representation, our U.S. counsel is of the opinion that our equity interests are and will continue to be “primarily traded” on an established securities market for purposes of the Publicly Traded Test. Although the matter is not free from doubt, based upon our analysis of our current and expected cash flow and distributions on our outstanding equity interests, we have represented to our U.S. counsel that our common units and Series A Preferred Units represent more than 50.0% of the total value of all of our outstanding equity interests, and we have represented that such units represent more than 50.0% of the total combined voting power of our equity interests. In addition, we believe and have represented to our U.S. counsel that our common units and our Series A Preferred Units each currently satisfy, and expect that our common units and our Series A Preferred Units will each continue to satisfy, the listing and trading volume requirements described previously. Assuming the accuracy of these representations, our U.S. counsel is of the opinion that our equity interests are and will continue to be “regularly traded” on an established securities market for purposes of the Publicly Traded Test.
Further, our partnership agreement provides that any person or group that beneficially owns more than 4.9% of any class of our units then outstanding generally will be treated as owning only 4.9% of such units for purposes of voting for directors. There can be no assurance that this limitation will be effective to eliminate the possibility that we will have any 5.0% unitholders for purposes of the Closely Held Block Exception, and our U.S. counsel has not rendered an opinion with respect to this limitation. Nevertheless, we believe that our common units and our Series A Preferred Units have not lost and will not lose eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception based upon the current and anticipated ownership of our common units and our Series A Preferred Units. Thus, although the matter is not free from doubt and is based upon our belief and expectations regarding our satisfaction of the factual requirements described above, we believe that we satisfied the Publicly Traded Test for 2018, and we expect that we will satisfy the Publicly Traded Test for the current and all future taxable years.
The legal conclusions of counsel described above are based upon legal authorities that do not expressly contemplate an organizational structure such as ours. In particular, although we have elected to be treated as a corporation for U.S. federal income tax purposes, we are organized as a limited partnership under Marshall Islands law. Accordingly, while we believe that, assuming the factual requirements described above are satisfied, our common units and Series A Preferred Units should be considered to be “regularly traded” on an established securities market and that we satisfy the requirements of the Section 883 Exemption, it is possible that the IRS would assert that our common units or our Series A Preferred Units do not meet the “regularly traded” test. In addition, as described previously, our ability to satisfy the Publicly Traded Test depends upon factual matters that are subject to change. Should any of the factual requirements described above fail to be satisfied, we may not be able to satisfy the Publicly Traded Test. Furthermore, our Board could determine that it is in our best interests to take an action that would result in our not being able to satisfy the Publicly Traded Test in the future. Please read “— The Net Basis and Branch Profits Tax” and “— The 4.0% Gross Basis Tax” below for a discussion of the tax consequences in the event we do not qualify for the Section 883 Exemption.

In the event we are not able to satisfy the Publicly Traded Test for a taxable year, we may be able to satisfy the Qualified Shareholder Stock Ownership Test for that year provided Höegh LNG owns more than 50.0% of the value of our outstanding equity interests for more than half of the days in such year, Höegh LNG itself meets the Publicly Traded Test for such year and Höegh LNG provides us with certain information that we need in order to claim the benefits of the Qualified Shareholder Stock Ownership Test. Based on representations made by Höegh LNG with respect to its present share ownership, exchange-traded shares and trading volumes, we believe Höegh LNG presently meets the Publicly Traded Test, and Höegh LNG has agreed to provide the information referenced above. However, there can be no assurance that Höegh LNG will continue to meet the Publicly Traded Test or be able to provide the information we need to claim the benefits of the Section 883 Exemption under the Qualified Shareholder Ownership Test. Further, the relative values of our equity interests are uncertain and subject to change, and as a result Höegh LNG may not own more than 50.0% of the value of our outstanding equity interests for any year. Consequently, there can be no assurance that we would meet the Qualified Shareholder Stock Ownership Test based upon the ownership by Höegh LNG of an indirect ownership interest in us.
The Net Basis Tax and Branch Profits Tax
If we earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income would be treated as effectively connected with the conduct of a trade or business in the United States (“Effectively Connected Income”) if we have a fixed place of business in the United States involved in the earning of U.S. Source International Transportation Income and substantially all of our U.S. Source International Transportation Income is attributable to regularly scheduled transportation or, in the case of vessel leasing income, is attributable to a fixed place of business in the United States. In addition, if we earn income from regasification or storage of LNG within the territorial seas of the United States, such income would be treated as Effectively Connected Income. Based on our current operations, substantially all of our potential U.S. Source International Transportation Income is not attributable to regularly scheduled transportation and is not received pursuant to vessel leasing, and none of our regasification or storage activities occur within the territorial seas of the United States. As a result, we do not anticipate that any of our U.S. Source International Transportation Income or income earned from regasification or storage activities will be treated as Effectively Connected Income. However, there is no assurance that we will not earn income pursuant to regularly scheduled transportation or vessel leasing attributable to a fixed place of business in the United States or earn income from regasification or storage activities within the territorial seas of the United States, in the future, which would result in such income being treated as Effectively Connected Income.
Any income we earn that is treated as Effectively Connected Income, net of applicable deductions, would be subject to U.S. federal corporate income tax (currently imposed at a rate of 21.0%). In addition, a 30.0% branch profits tax could be imposed on any income we earn that is treated as Effectively Connected Income, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid by us in connection with the conduct of our U.S. trade or business.
Taxation of Gain front the Sale of a Vessel
On the sale of a vessel that has produced Effectively Connected Income, we could be subject to the net basis U.S. federal corporate income tax as well as branch profits tax with respect to the gain recognized up to the amount of certain prior deductions for depreciation that reduced Effectively Connected Income. Otherwise, we would not be subject to U.S. federal income tax with respect to gain realized on the sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
The 4.0% Gross Basis Tax
If the Section 883 Exemption does not apply and the net basis tax does not apply, we would be subject to a 4.0% U.S. federal income tax on the U.S. source portion of our gross U.S. Source International Transportation Income, without benefit of deductions. Under the sourcing rules described above under “— Taxation of Operating Income,” 50.0% of our U.S. Source International Transportation Income would be treated as being derived from U.S. sources.

PLAN OF DISTRIBUTION
The securities offered pursuant to this prospectus and any accompanying prospectus supplement may be sold in any of the following ways:
•
directly to one or more purchasers;

•
through agents;

•
through underwriters, brokers or dealers; or

•
through a combination of any of the above methods of sale.

The applicable prospectus supplement relating to the securities will set forth, among other things:
•
the offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds to us from such sale;

•
any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•
in the case of debt securities, the interest rate, maturity and any redemption provisions;

•
in the case of debt securities that are convertible into or exchangeable for other securities, the conversion or exchange rate and other terms, conditions and features; and

•
any securities exchanges on which the securities may be listed.

We will fix a price or prices of our securities at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to market prices; or

•
negotiated prices.

We may change the price of the securities offered from time to time.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we or the selling unitholder utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, the selling unitholder will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and, if applicable, the selling unitholder may indemnify the underwriters under the relevant underwriting agreement against specific civil liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
In compliance with the guidelines of FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.
We may offer our common units or Series A preferred units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

SELLING UNITHOLDER
This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 15,257,498 common units owned by Höegh LNG Holdings Ltd., the selling unitholder. 2,101,438 of the common units owned by the selling unitholder were obtained by the selling unitholder in connection with our initial public offering in August 2014. 13,156,060 of the common units owned by the selling unitholder were obtained by the selling unitholder in connection with the conversion of all of our subordinated units in August 2019. The selling unitholder obtained the subordinated units in August 2014 in connection with our initial public offering. In addition to holding common units, the selling unitholder also owns all of the ownership interests in our general partner and our incentive distribution rights. See “About Höegh LNG Partners LP” for additional information regarding our relationship with the selling unitholder.
The following table sets forth information relating to the selling unitholder as of October 15, 2019 based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information. Information concerning the selling unitholder may change over time. The selling unitholder may hold or acquire at any time common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholder may have sold, transferred or otherwise disposed of some or all of its common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.
	Common Units Owned Prior To Offering		Common Units Owned After Offering
Selling Unitholder		Common Units Being Offered	Number of Units(1)	Percentage(2)
Höegh LNG Holdings Ltd.(3)	15,257,498	15,257,498	0	0%

(1)
Assumes the sale of all common units held by the selling unitholder offered by this prospectus.

(2)
Based on 33,266,539 common units outstanding as of October 15, 2019.

(3)
Höegh LNG Holdings Ltd. is a public company listed on the Oslo Børs stock exchange. The address of Höegh LNG Holdings Ltd. is Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda. Leif Höegh & Co. Ltd. is the largest shareholder of Höegh LNG Holdings Ltd., holding a 47.7% ownership interest. Leif Höegh & Co. Ltd. is indirectly controlled by Leif O. Høegh and family trusts under which Morten W. Høegh, one of our directors, and his immediate family are the primary beneficiaries.

The prospectus supplement for any offering of our common units by the selling unitholder will set forth the following information with respect to the selling unitholder:
•
the nature of any position, office or other material relationship that the selling unitholder has had within the last three years with us or any of our affiliates;

•
the number of common units owned by the selling unitholder prior to the offering;

•
the amount of common units to be offered for the selling unitholder’s account; and

•
the amount and (if one percent or more) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, to accept service of process on our behalf in any such action.
Watson Farley & Williams LLP, our counsel relating to issues regarding Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner, or the directors or officers of such entities judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our general partner or such directors and officers in original actions brought in the Marshall Islands, based on these laws.
LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, (a) the validity of the debt securities under New York law and certain other legal matters will be passed upon for us by Baker Botts L.L.P. and (b) the validity of the equity securities and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Watson Farley & Williams LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of Höegh LNG Partners LP appearing in Höegh LNG Partners LP’s Annual Report (Form 20-F) for the year ended December 31, 2018 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young AS is located at Donning Eufemias Gate 6, Oslo Atrium, P.O. Box 20, NO-0051 Oslo, Norway.

EXPENSES
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee.
U.S. Securities and Exchange Commission registration fee	$93,846
New York Stock Exchange listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and other	*
Miscellaneous	*
Total	*

*
To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

Up to $120,000,000 Maximum Aggregate Offering Price of
Common Units Representing Limited Partner Interests
and
8.75% Series A Cumulative Redeemable Preferred Units
(Liquidation Preference $25 per Unit)
Höegh LNG Partners LP

P R O S P E C T U S  S U P P L E M E N T

B. Riley FBR
October 18, 2019